UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On Friday, February 14, 2014, Republic Airways Holdings Inc. (the "Company") announced that it reached a Tentative Agreement (TA) on a new four-year contract with the International Brotherhood of Teamsters (IBT) Local 357. Local 357 represents all of the Company's pilots. The proposed contract includes increases in pay that will place Republic pilots at or near the top of its airline peers. It also includes improvements in work rules, quality of life enhancements and more flexibility in scheduling as well as a significant signing bonus if ratified. The TA still must be presented to union members for review and a formal ratification vote, which is expected in March 2014.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

99.1    Press Release of Republic Airways Holdings Inc. issued on February 14, 2014, relating to a tentative agreement reached between the Company and IBT.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer

Dated: February 18, 2014

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Republic Airways Holdings Inc. issued on February 14, 2014, relating to a tentative agreement reached between the Company and IBT.